Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS

RECORD SECOND QUARTER 2020 RESULTS

Columbus, Ohio, August 6, 2020 Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE:IBP), an industry-leading installer of insulation and complementary building products, today announced results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights (Comparisons are to Prior Year Period)

•	Net revenue increased 6.0% to a second quarter record of $393.9 million, despite reduced volume associated with branches temporarily closed during the quarter

•	Residential sales increased 5.6%

•	Large commercial sales increased 7.5%

•	Net income increased 33.9% to a record $25.3 million

•	Adjusted EBITDA* increased 27.1% to a record $63.1 million

•	Net income per diluted share increased 36.5% to $0.86

•	Adjusted net income per diluted share* increased 28.7% to $1.12

•	Net cash provided by operating activities for the three months ended June 30, 2020 increased 90.7% to $69.6 million

•	At June 30, 2020, IBP had $269.2 million in cash and cash equivalents, and investments, with nothing drawn on the existing $200 million revolving line of credit

•

In June 2020, acquired Nationwide Gutter, LLC, a Texas based provider of gutter installation and repair services primarily to multi-family and commercial customers, with annual revenue of approximately $5.2 million

“Despite the unprecedented challenges caused by the COVID-19 health crisis, IBP achieved multiple milestones for the 2020 second quarter including record second quarter sales and profitability,” stated Jeff Edwards, Chairman and Chief Executive Officer. “These record results demonstrate the success of our ongoing geographic, end-market, and end-product diversification strategies, the benefits of our pricing strategies, and the hard work and dedication of our employees. In addition, the homebuilding industry has rebounded quickly during the second quarter and we experienced significant growth in our multi-family and commercial end-markets during the quarter. Based on our record second quarter results, current industry backlogs, and our solid liquidity position, we started closing transactions from our strong acquisition pipeline in June.”

“Across our national footprint, our branches continue to follow federal, state, and local requirements in response to COVID-19. At the start of the second quarter, several of our branches where construction was not deemed essential were closed, which impacted revenue by approximately $10 million to $12 million. Operations have resumed across all IBP branches, but several recently re-opened locations are not yet at full capacity. We continue to closely monitor the evolving COVID-19 crisis and we will make the necessary adjustments to protect and support our employees and customers across the country.”

“While overall housing trends have improved significantly from April and May of this year, our single-family market demand may be temporarily impacted by the normal lag between starts and completions as a result of the market disruptions that occurred during the early stages of the pandemic. We believe that IBP’s growing presence within the multi-family and commercial end markets and the industry backlog of single-

family units under construction, combined with our acquisition strategy, will help us navigate any near-term softness created by the April and May declines in single-family housing starts. Overall, our operating and financial results continue to demonstrate the compelling business model we have created, which has allowed us to effectively respond to recent market conditions, while also providing IBP with a strong platform for long-term value creation,” concluded Mr. Edwards.

Second Quarter 2020 Results Overview

For the second quarter of 2020, net revenue was $393.9 million, an increase of 6.0% from $371.8 million in the second quarter of 2019. On a same branch basis, net revenue improved 2.3% from the prior year quarter. Residential same branch sales growth was 2.5% in the quarter, attributable to price gains and more favorable customer and product mix, compared to a decline in total completions of 2.9%. Our large commercial construction end-market increased 7.5% for the second quarter of 2020.

Gross profit improved 18.5% to $127.1 million from $107.3 million in the prior year quarter. Adjusted gross profit* as a percent of total revenue was the highest we have reported as a public company of 32.4% which adjusts for the Company’s share-based compensation expense, branch start-up costs and employee-related expenses associated with the COVID-19 pandemic, compared to 29.0% for the same period last year. Selling and administrative expense, as a percent of net revenue, was 19.8% compared to 18.9% in the prior year quarter. Adjusted selling and administrative expense*, as a percent of net revenue, was 18.9% compared to 18.2% in the prior year quarter. This increase was attributable to higher variable employee expenses and insurance reserves.

Net income was $25.3 million, or $0.86 per diluted share, compared to $18.9 million, or $0.63 per diluted share in the prior year quarter. Adjusted net income* was $33.2 million, or $1.12 per diluted share, compared to $25.9 million, or $0.87 per diluted share in the prior year quarter. Adjusted net income adjusts for the impact of non-core items in both periods, including COVID-19 expenses and an addback for non-cash amortization expense related to acquisitions.

Adjusted EBITDA* was $63.1 million, a 27.1% increase from $49.6 million in the prior year quarter, largely due to higher sales and improved gross profit margin compared to the prior year quarter.

Conference Call and Webcast

The Company will host a conference call and webcast on Thursday, August 6, 2020 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through September 6, 2020, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13705636.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 180 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market, our financial and business model, the demand for our services and product offerings, the impact of the COVID-19 crisis on our business and end markets, expansion of our national footprint and end markets, diversification of our products, our ability to capitalize on the new home and commercial construction recovery, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, the impact of the COVID-19 crisis on our financial results, and expectations for demand for our services and our earnings in 2020. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the duration, effect and severity of the COVID-19 crisis; the adverse impact of the COVID-19 crisis on our business and financial results, the economy and the markets we serve; general economic and industry conditions, the material price environment; the timing of increases in our selling prices, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net revenue	$393,939	$371,814	$791,270	$713,949
Cost of sales	266,800	264,557	547,871	517,254

Gross profit	127,139	107,257	243,399	196,695
Operating expenses
Selling	19,011	17,903	39,366	35,033
Administrative	59,060	52,493	119,255	100,924
Amortization	6,724	6,021	13,404	11,909

Operating income	42,344	30,840	71,374	48,829
Other expense
Interest expense, net	7,757	5,649	15,115	11,325
Other	129	101	129	226

Income before income taxes	34,458	25,090	56,130	37,278
Income tax provision	9,121	6,171	14,805	9,525

Net income	$25,337	$18,919	$41,325	$27,753

Other comprehensive loss, net of tax:
Unrealized loss on cash flow hedge, net of tax benefit of $51 and $1,180 for the three months ended June 30, 2020 and 2019, respectively, and $1,990 and $2,101 for the six months ended June 30, 2020 and 2019, respectively	(150)	(3,546)	(5,758)	(6,295)

Comprehensive income	$25,187	$15,373	$35,567	$21,458

Basic net income per share	$0.86	$0.64	$1.40	$0.93

Diluted net income per share	$0.86	$0.63	$1.39	$0.93

Weighted average shares outstanding:
Basic	29,447,121	29,758,071	29,584,782	29,719,194
Diluted	29,584,167	29,834,748	29,757,560	29,820,917

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$252,488	$177,889
Investments	16,688	37,961
Accounts receivable (less allowance for credit losses of $9,617 and $6,878 at June 30, 2020 and December 31, 2019, respectively)	247,627	244,519
Inventories	69,149	74,606
Other current assets	33,996	46,974

Total current assets	619,948	581,949
Property and equipment, net	103,422	106,410
Operating lease right-of-use assets	47,448	45,691
Goodwill	200,264	195,652
Intangibles, net	147,117	153,562
Other non-current assets	12,851	16,215

Total assets	$1,131,050	$1,099,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$24,230	$24,164
Current maturities of operating lease obligations	16,209	15,459
Current maturities of finance lease obligations	2,333	2,747
Accounts payable	81,386	98,871
Accrued compensation	36,520	33,636
Other current liabilities	53,371	39,272

Total current liabilities	214,049	214,149
Long-term debt	544,976	545,031
Operating lease obligations	30,721	29,785
Finance lease obligations	3,051	3,597
Deferred income taxes	5,022	9,175
Other long-term liabilities	60,495	47,711

Total liabilities	858,314	849,448
Commitments and contingencies
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 33,124,237 and 32,871,504 issued and 29,799,188 and 30,016,340 shares outstanding at June 30, 2020 and December 31, 2019, respectively	331	329
Additional paid in capital	195,288	190,230
Retained earnings	213,506	173,371
Treasury stock; at cost: 3,325,049 and 2,855,164 shares at June 30, 2020 and December 31, 2019, respectively	(123,488)	(106,756)
Accumulated other comprehensive loss	(12,901)	(7,143)

Total stockholders’ equity	272,736	250,031

Total liabilities and stockholders’ equity	$1,131,050	$1,099,479

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six months ended June 30,
	2020	2019
Cash flows from operating activities
Net income	$41,325	$27,753
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	20,623	18,614
Amortization of operating lease right-of-use assets	8,545	7,607
Amortization of intangibles	13,404	11,909
Amortization of deferred financing costs and debt discount	670	564
Provision for credit losses	2,668	1,605
Gain on sale of property and equipment	(144)	(156)
Noncash stock compensation	5,415	4,345
Deferred income taxes	(1,679)	—
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(3,158)	(17,876)
Inventories	6,072	(1,650)
Other assets	9,351	(1,495)
Accounts payable	(18,504)	(1,253)
Income taxes receivable/payable	16,015	6,347
Other liabilities	4,922	(3,914)

	105,525	52,400

Cash flows from investing activities
Purchases of investments	(776)	(17,352)
Maturities of short term investments	22,050	17,560
Purchases of property and equipment	(16,345)	(17,778)
Acquisitions of businesses	(12,625)	(21,290)
Proceeds from sale of property and equipment	314	452
Other	(1,340)	(876)

	(8,722)	(39,284)

Cash flows from financing activities
Payments on term loan	—	(2,000)
Proceeds from vehicle and equipment notes payable	12,768	13,783
Debt issuance costs	(157)	—
Principal payments on long-term debt	(13,205)	(9,751)
Principal payments on finance lease obligations	(1,392)	(2,481)
Acquisition-related obligations	(3,486)	(5,039)
Repurchase of common stock	(15,759)	—
Surrender of common stock awards by employees	(973)	(2,323)

	(22,204)	(7,811)

Net change in cash and cash equivalents	74,599	5,305
Cash and cash equivalents at beginning of period	177,889	90,442

Cash and cash equivalents at end of period	$252,488	$95,747

Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$13,006	$11,793
Income taxes, net of refunds	476	3,595
Supplemental disclosure of noncash activities
Right-of-use assets obtained in exchange for operating lease obligations	10,229	8,677
Property and equipment obtained in exchange for finance lease obligations	600	1,830
Seller obligations in connection with acquisition of businesses	4,037	3,162
Unpaid purchases of property and equipment included in accounts payable	1,981	2,334

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting EBITDA, GAAP net income, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED NET INCOME CALCULATIONS

(unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net income, as reported	$25,337	$18,919	$41,325	$27,753
Adjustments for adjusted net income:
Share based compensation expense	2,733	2,404	5,415	4,342
Acquisition related expenses	522	606	1,205	1,194
COVID-19 expenses [1]	650	—	650	—
Branch start-up costs [2]	—	357	—	617
Amortization expense [3]	6,724	6,021	13,404	11,909
Miscellaneous non-operating income	—	—	(279)	—
Tax impact of adjusted items at normalized tax rate [4]	(2,764)	(2,441)	(5,303)	(4,696)

Adjusted net income	$33,202	$25,866	$56,417	$41,119

Weighted average shares outstanding (diluted)	29,584,167	29,834,748	29,757,560	29,820,917
Diluted net income per share, as reported	$0.86	$0.63	$1.39	$0.93
Adjustments for adjusted net income, net of tax impact, per diluted share [5]	0.26	0.24	0.51	0.45

Diluted adjusted net income per share	$1.12	$0.87	$1.90	$1.38

[1]	Addback of employee pay, employee medical expenses and legal fees directly attributable to COVID-19
[2]	Addback of costs related to organic branch expansion for Alpha locations
[3]	Addback of all non-cash amortization resulting from business combinations
[4]	Normalized effective tax rate of 26.0% applied to both periods presented
[5]	Includes adjustments related to the items noted above, net of tax

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED GROSS PROFIT CALCULATIONS

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Gross profit	$127,139	$107,257	$243,399	$196,695
Share based compensation expense	65	105	161	183
COVID-19 expenses [1]	307	—	307	—
Branch start-up costs [2]	—	357	—	617

Adjusted gross profit	$127,511	$107,719	$243,867	$197,495

Adjusted gross profit - % Total Revenue	32.4%	29.0%	30.8%	27.7%

[1]	Addback of employee pay and employee medical expenses directly attributable to COVID-19
[2]	Addback of costs related to organic branch expansion for Alpha locations

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Selling expense	$19,011	$17,903	$39,366	$35,033
Administrative expense	59,060	52,493	119,255	100,924

Selling and Administrative	$78,071	$70,396	$158,621	$135,957

Share based compensation expense	2,668	2,298	5,254	4,159
Acquisition related expenses	522	606	1,205	1,194
COVID-19 expenses [1]	342	—	342	—

Adjusted Selling and Administrative	$74,539	$67,492	$151,820	$130,604

Adj. Selling and Administrative - % Total Revenue	18.9%	18.2%	19.2%	18.3%

[1]	Addback of employee pay, employee medical expenses and legal fees directly attributable to COVID-19

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED EBITDA CALCULATIONS

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Adjusted EBITDA:
Net income (GAAP)	$25,337	$18,919	$41,325	$27,753
Interest expense	7,757	5,649	15,115	11,325
Provision for income taxes	9,121	6,171	14,805	9,525
Depreciation and amortization	16,974	15,523	34,029	30,523
Miscellaneous non-operating income	—	—	(279)	—

EBITDA	59,189	46,262	104,995	79,126

Acquisition related expenses	522	606	1,205	1,194
Share based compensation expense	2,733	2,404	5,415	4,342
COVID-19 expenses [1]	650	—	650	—
Branch start-up costs	—	357	—	617

Adjusted EBITDA	$63,094	$49,629	$112,265	$85,279

Adjusted EBITDA margin	16.0%	13.3%	14.2%	11.9%

[1]	Addback of employee pay, employee medical expenses and legal fees directly attributable to COVID-19

INSTALLED BUILDING PRODUCTS, INC.

SUPPLEMENTARY TABLE

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Period-over-period Growth
Sales Growth	6.0%	11.8%	10.8%	12.6%
Same Branch Sales Growth	2.3%	7.8%	7.0%	7.6%
Single-Family Sales Growth	-0.2%	9.5%	5.1%	11.8%
Single-Family Same Branch Sales Growth	-3.5%	4.4%	1.0%	5.4%
Residential Sales Growth	5.6%	9.5%	9.7%	11.5%
Residential Same Branch Sales Growth	2.5%	5.2%	5.9%	6.0%
Same Branch Sales Growth
Volume Growth[1]	-2.1%	0.7%	-1.2%	2.0%
Price/Mix Growth[1]	4.8%	5.7%	8.4%	4.9%
Large Commercial Construction Sales Growth	7.5%	21.0%	10.6%	13.7%
U.S. Housing Market[2]
Total Completions Growth	-2.9%	0.5%	-1.7%	3.2%
Single-Family Completions Growth	-2.5%	6.3%	0.7%	5.5%

[1]	Excludes the large commercial end market
[2]	U.S. Census Bureau data, as revised

INSTALLED BUILDING PRODUCTS, INC.

INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS

(unaudited, in thousands)

	Three months ended June 30,				Six months ended June 30,
	2020	% Total	2019	% Total	2020	% Total	2019	% Total
Revenue Increase
Same Branch	$8,680	39.2%	$25,890	66.0%	$50,128	64.8%	$48,184	60.5%
Acquired	13,444	60.8%	13,340	34.0%	27,192	35.2%	31,453	39.5%

Total	$22,124	100.0%	$39,230	100.0%	$77,320	100.0%	$79,637	100.0%

		Adj EBITDA Contribution		Adj EBITDA Contribution		Adj EBITDA Contribution		Adj EBITDA Contribution
Adjusted EBITDA
Same Branch	$11,217	129.2%	$2,101	8.1%	$22,503	44.9%	$4,447	9.2%
Acquired	2,247	16.7%	1,960	14.7%	4,481	16.5%	3,843	12.2%

Total	$13,464	60.9%	$4,061	10.4%	$26,984	34.9%	$8,291	10.4%

Source: Installed Building Products, Inc.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net